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WOLRIGE MAHON                                 CELEBRATING 40 YEARS OF SERVICE

Chartered Accountants                                    1962 - 2002








                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the inclusion of our Auditors' Report, dated August 28, 2002, on the consolidated financial statements of Genco Resources Ltd. for the year ended July 31, 2002, 2001 and 2000 in the Company's 2002 Form 20F. We also consent to the application of such report to the financial information in the Form 20F, when such financial information is read in conjunction with the financial statements referred to in our report.



/s/ Wolrige Mahon

CHARTERED ACCOUNTANTS

Vancouver, Canada
December 9, 2002



Ninth Floor Commerce Place 400 Burrard Street Vancouver British Columbia V6C 3B7
Telephone: 604 684 6212   Fax: 604 688 3497
www.wolrigemahon.com                                            A MEMBER OF
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